UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2006
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada (Address of principal executive offices)	T2P 0H6 (Zip Code)

Registrant’s telephone number, including area code:	1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On February 2, 2006, Imperial Oil Limited, by means of a press release, announced that the board of directors had approved a proposal to subdivide the common shares of the company on a three-for-one basis. The stock split is subject to shareholder approval at the company’s annual meeting on May 2, 2006 as well as regulatory approvals.
Item 9.01     Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:
99.1	Press release of Imperial Oil Limited announcing that the board of directors had approved a proposal to subdivide the common shares of the company on a three-for-one basis. The stock split is subject to shareholder approval at the company’s annual meeting on May 2, 2006 as well as regulatory approvals.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date:  February 2, 2006

By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Cathryn Walker
	Name:	Cathryn Walker
	Title:	Assistant Secretary